Exhibit 5.1

[Letterhead of Richards, Layton & Finger, P.A.]

June 11, 2010

KKR Financial Holdings LLC
555 California Street, 50th Floor
San Francisco, California 94104

        Re:    KKR Financial Holdings LLC

Ladies and Gentlemen:

        We have acted as special Delaware counsel for KKR Financial Holdings LLC, a Delaware limited liability company ("KFN"), KKR Financial Holdings II, LLC, a Delaware limited liability company ("KFN II"), KKR Financial Holdings III, LLC, a Delaware limited liability company ("KFN III"), KKR Financial Holdings IV, LLC, a Delaware limited liability company ("KFN IV" and collectively with KFN, KFN II and KFN III, the "LLCs"), and KKR Financial Holdings, Inc., a Delaware corporation ("KFN Inc."), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

        For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a)   The Certificate of Formation of KFN, dated January 17, 2007 (the "LLC Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on January 17, 2007;

          (b)   The Operating Agreement of KFN, dated as of January 17, 2007, entered into by KKR Financial Corp., as the sole member of KFN (the "Initial Member");

          (c)   The Amended and Restated Operating Agreement of KFN, dated as of May 3, 2007, as amended effective March 24, 2009, among KKR Financial Advisors LLC, as Manager, the Initial Member, and the other Persons who become members in KFN, as further amended by Amendment No. 1 thereto, dated as of February 28, 2010 (as so amended, the "LLC Agreement");

          (d)   The Certificate of Formation of KFN II, dated February 16, 2007, as filed in the office of the Secretary of State on February 16, 2007;

          (e)   The Operating Agreement of KFN II, dated as of February 16, 2007, entered into by KKR Financial Corp., as the sole member of KFN II;

          (f)    The Distribution, Assignment and Assumption Agreement relating to KFN II, dated as of May 4, 2007, entered into by KKR Financial Corp. and KFN;

          (g)   The Amended and Restated Limited Liability Company Agreement of KFN II, dated as of January 29, 2008, entered into by KFN, as member, and the other persons who become members in KFN II;

          (h)   The Certificate of Formation of KFN III, dated February 16, 2007, as filed in the office of the Secretary of State on February 16, 2007;

          (i)    The Operating Agreement of KFN III, dated as of February 16, 2007, entered into by KKR Financial Corp., as the sole member of KFN III;

          (j)    The Distribution, Assignment and Assumption Agreement relating to KFN III, dated as of May 4, 2007, entered into by KKR Financial Corp. and KFN;

          (k)   The Certificate of Formation of KFN IV, dated February 18, 2009, as filed in the office of the Secretary of State on February 18, 2009;

          (l)    The Operating Agreement of KFN IV, dated as of February 18, 2009, entered into by KFN, as the sole member of KFN IV;

          (m)  The Certificate of Incorporation of KFN Inc., dated February 16, 2007, as filed in the office of the Secretary of State on February 16, 2007;

          (n)   The Bylaws of KFN Inc., as currently in effect;

          (o)   The Directors' Consent to Action in Lieu of a Meeting of KFN, dated June 7, 2010;

          (p)   A Certificate of the Assistant Secretary of KFN, dated as of June 8, 2010 (the "Certificate"), with respect to certain matters;

          (q)   The Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on June 11, 2010 (the "Registration Statement"), including a related prospectus (the "Prospectus"), relating to the registration of common shares representing limited liability company interests in KFN (each, a "Common Share" and collectively, the "Common Shares"), preferred shares representing limited liability company interests in KFN (each, a "Preferred Share" and collectively, the "Preferred Shares"), depositary shares representing fractional interests in Preferred Shares (each, a "Depositary Share" and collectively, the "Depositary Shares"), warrants to purchase Common Shares (each, a "Common Share Warrant" and collectively, the "Common Share Warrants"), warrants to purchase Preferred Shares (each, a "Preferred Share Warrant" and collectively, the "Preferred Share Warrants"), warrants to purchase Depositary Shares (each, a "Depositary Share Warrant" and collectively, the "Depositary Share Warrants"), warrants to purchase Debt Securities (as defined below) (each, a "Debt Security Warrant" and collectively, the "Debt Security Warrants"), subscription rights to purchase Common Shares, Preferred Shares, Depositary Shares or Debt Securities (as defined below) (each, a "Subscription Right" and collectively, the "Subscription Rights"), debt securities of KFN, which may or may not be guaranteed by one or more of KFN II, KFN III, KFN IV and KFN Inc. (each a "Debt Security" and collectively, the "Debt Securities"), guarantees of Debt Securities by one or more of KFN II, KFN III, KFN IV and KFN Inc., share purchase contracts relating to the Common Shares (each, a "Share Purchase Contract" and collectively, the "Share Purchase Contracts"), and share purchase units consisting of a Share Purchase Contract and other securities (each, a "Share Purchase Unit" and collectively, the "Share Purchase Units");

          (r)   A Certificate of Good Standing for KFN, dated June 11, 2010, obtained from the Secretary of State;

          (s)   A Certificate of Good Standing for KFN II, dated June 11, 2010, obtained from the Secretary of State;

          (t)    A Certificate of Good Standing for KFN III, dated June 11, 2010, obtained from the Secretary of State;

          (u)   A Certificate of Good Standing for KFN IV, dated June 11, 2010, obtained from the Secretary of State; and

          (v)   A Certificate of Good Standing for KFN Inc., dated June 11, 2010, obtained from the Secretary of State.

        Capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

        For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (v) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (v) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

        With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

        For purposes of this opinion, we have assumed (i) that the LLC Agreement, the LLC Certificate and the Certificate are in full force and effect and have not been amended as of the date hereof and will not have been amended as of the date on which any Common Shares, Preferred Shares, Depositary Shares, Common Share Warrants, Preferred Share Warrants, Depositary Share Warrants, Debt Security Warrants, Subscription Rights, Debt Securities, Share Purchase Contracts or Share Purchase Units are issued by KFN, (ii) except to the extent provided in paragraphs 1 and 2 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents examined by us (other than KFN) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us (other than KFN) has duly authorized, executed and delivered such documents, (vi) that the books and records of KFN will set forth all information required by the LLC Agreement and the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the "LLC Act"), including all information with respect to each holder of a Common Share (each, a "Common Share Holder" and collectively, the "Common Share Holders"), each holder of a Preferred Share (each a "Preferred Share Holder" and collectively, the "Preferred Share Holders"), each holder of a Depositary Share (each, a "Depositary Share Holder" and collectively, the "Depositary Share Holders"), each holder of a Common Share Warrant (each, a "Common Share Warrant Holder" and collectively, the "Common Share Warrant Holders"), each holder of a Preferred Share Warrant (each a "Preferred Share Warrant Holder" and collectively, the "Preferred Share Warrant Holders"), each holder of a Depositary Share Warrant (each, a "Depositary Share Warrant Holder" and collectively, the "Depositary Share Warrant Holders"), each holder of a Debt Security Warrant (each a "Debt Security Warrant Holder" and collectively, the "Debt Security Warrant Holders"), each holder of a Subscription Right (each a "Subscription Right Holder" and collectively, the "Subscription Right Holders"), each holder of a Debt Security (each a "Debt Security Holder" and collectively, the "Debt Security Holders"), each holder of a Share Purchase Contract (each a "Share Purchase Contract Holder" and collectively, the "Share Purchase Contract Holders"), and each holder of a Share Purchase Unit (each a "Share Purchase Unit Holder" and collectively, the "Share Purchase Unit Holders"), and their equity contributions or deemed equity contributions, if any, to KFN, (vii) the receipt by each Common Share Holder and Preferred Share Holder of a Certificate in substantially the form of the Certificate attached as Exhibit A to the LLC Agreement evidencing such Common Shares or Preferred Shares, (viii) the payment by each Common Share Holder, Preferred Share Holder, Depositary Share Holder, Common Share Warrant Holder, Preferred Share Warrant Holder, Depositary Share Warrant Holder, Debt Security Warrant Holder, Subscription Right Holder, Debt Security Holder, Share Purchase Contract Holder and Share Purchase Unit Holder of the full consideration, if any, due from it for the Common Shares, Preferred Shares, Depositary Shares, Common Share Warrants, Preferred Share Warrants, Depositary Share Warrants, Debt Security Warrants, Subscription Rights, Debt Securities, Share Purchase Contracts or Share Purchase Units acquired by it, (ix) that the Board of Directors of KFN will have duly adopted resolutions authorizing the issuance of any Common Shares, Preferred Shares, Depositary Shares, Common Share Warrants, Preferred Share Warrants, Depositary Share Warrants, Debt Security Warrants, Subscription Rights, Debt Securities, Share Purchase Contracts or Share Purchase Units to be issued by KFN, including a Share Designation with respect to any such Common Shares or Preferred Shares, (x) that the Common Shares, the Preferred Shares, the Depositary Shares, the Common Share Warrants, the Preferred Share Warrants, the Depositary Share Warrants, the Debt Security Warrants, the Subscription Rights, the Debt Securities, the Share Purchase Contracts and the Share Purchase Units are offered, issued and, if applicable, sold to the Common Share Holders, the Preferred Share Holders, the Depositary Share

Holders, the Common Share Warrant Holders, the Preferred Share Warrant Holders, the Depositary Share Warrant Holders, the Debt Security Warrant Holders, the Subscription Right Holders, the Debt Security Holders, the Share Purchase Contract Holders and the Share Purchase Unit Holders, as applicable, in accordance with the LLC Agreement (including any applicable Share Designation), the Registration Statement, the Prospectus and any supplement or amendment thereto, (xi) that the Common Share Holders, the Preferred Share Holders, the Depositary Share Holders, the Common Share Warrant Holders, the Preferred Share Warrant Holders, the Depositary Share Warrant Holders, the Debt Security Warrant Holders, the Subscription Right Holders, the Debt Security Holders, the Share Purchase Contract Holders and the Share Purchase Unit Holders, will fulfill all of their obligations set forth in the LLC Agreement (including any applicable Share Designation), (xii) that, after the issuance of any Common Shares, Common Share Warrants, Subscription Rights for Common Shares, Share Purchase Contracts or Share Purchase Units, KFN will not have issued Common Shares, Common Share Warrants, Subscription Rights for Common Shares or Share Purchase Contracts (including any such securities issued in connection with the issuance of Share Purchase Units) such that, if all Common Share Warrants, Subscription Rights for Common Shares and Share Purchase Contracts (including any such securities issued in connection with the issuance of Share Purchase Units) were exercised (or obligatory purchases thereunder were consummated), the number of outstanding Common Shares would exceed 500,000,000 Common Shares, and (xiii) that, after the issuance of any Preferred Shares (including in connection with the issuance of Depositary Shares or Share Purchase Units), Preferred Share Warrants, Depositary Share Warrants, Subscription Rights for Preferred Shares and Subscription Rights for Depositary Shares, KFN will not have issued Preferred Shares (including in connection with the issuance of Depositary Shares or Share Purchase Units), Preferred Share Warrants, Depositary Share Warrants, Subscription Rights for Preferred Shares and Subscription Rights for Depositary Shares such that, if all Preferred Share Warrants, Depositary Share Warrants, Subscription Rights for Preferred Shares and Subscription Rights for Depositary Shares (including any such securities issued in connection with the issuance of Share Purchase Units) were exercised (or obligatory purchases thereunder were consummated), the number of outstanding Preferred Shares would exceed 50,000,000 Preferred Shares. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents, other than this opinion.

        This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

        Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1.     Each of the LLCs has been duly formed and is validly existing in good standing as a limited liability company under the LLC Act.

          2.     KFN Inc. has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law of the State of Delaware, 8 Del. C. § 101, et seq.

          3.     The Common Shares will be duly authorized and will be validly issued, fully paid and nonassessable limited liability company interests in KFN. We note, however, that a Common Share Holder may be obligated to repay any funds wrongfully distributed to it by KFN.

          4.     The Preferred Shares will be duly authorized and will be validly issued, fully paid and nonassessable limited liability company interests in KFN. We note, however, that a Preferred Share Holder may be obligated to repay any funds wrongfully distributed to it by KFN.

          5.     The Depositary Shares, the Common Share Warrants, the Preferred Share Warrants, the Depositary Share Warrants, the Debt Security Warrants, the Subscription Rights, the Debt

  Securities, the Share Purchase Contracts and the Share Purchase Units will be duly authorized by KFN.

        We understand that you will rely as to matters of Delaware law upon this opinion in connection with the filing of the Registration Statement. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion in connection with the filing of the Registration Statement, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. We also consent to Simpson Thacher & Bartlett LLP's relying as to all matters governed by or arising under the laws of the State of Delaware law upon this opinion, as if this opinion was addressed to it, for the purposes of the opinion to be rendered by it in connection with the filing of the Registration Statement.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Richards, Layton & Finger, P.A.